Exhibit 99.1

FOR IMMEDIATE RELEASE

Axcelis Technologies Company Contacts:

Jay Zager, Axcelis Technologies: +1-978-787-9408, jay.zager@axcelis.com

Maureen Hart, Corporate Communications: +1-978-787-4266, maureen.hart@axcelis.com

Lam Research Company Contacts:

Ed Rebello, Corporate Communications: +1-510-572-6603, edward.rebello@lamresearch.com

Shanye Hudson, Investor Relations: +1-510-572-4589, shanye.hudson@lamresearch.com

Axcelis Technologies and Lam Research Enter Strategic
Collaboration Agreement on Ion Implant, Dry-Strip, and Etch

•                  Agreement Reflects Trend of Increased Semiconductor Industry Collaboration to Manage the Complexity and Cost of Technology Inflection Points

•                  Axcelis to Focus Exclusively on Ion Implant and Divest Dry-Strip Technology to Lam

BEVERLY, Mass., and FREMONT, Calif., December 4, 2012 — Semiconductor equipment makers Axcelis Technologies, Inc. (NASDAQ: ACLS) and Lam Research Corp., (NASDAQ: LRCX) today announced a strategic collaboration agreement focusing on the interrelationship between ion implantation, etch processes, and photoresist strip applications, including material modification implants and high-dose implant strip (HDIS). Separately, Axcelis decided that it will exit the dry-strip business and divest its dry-strip intellectual property and technology, including the advanced non-oxidizing process technology of its Integra product line, to Lam Research, allowing Axcelis to focus exclusively on the ion implant market. Axcelis will continue to ship its 300 mm dry-strip products through August 2013, and support the large Axcelis installed base indefinitely, including all existing parts and service contracts.

For Lam, in addition to acquiring all of Axcelis’ dry-strip IP, the collaboration agreement provides for cooperation with Axcelis in the area of advanced implant technology focused on further strengthening its industry-leading etch, dry-strip, clean, and deposition offerings. Contamination from improperly prepared surfaces, particularly after high-dose implants, can affect the deposition and adhesion of subsequent layers, impacting device yield. Advanced semiconductor nodes can use material modification implant techniques in conjunction with advanced etch processes to achieve improved device performance.

Mary Puma, chairman and CEO of Axcelis stated, “Axcelis is excited to be working closely with Lam under the collaboration agreement to provide customers solutions where implant, etch, and dry-strip processes interact. Axcelis made the strategic decision to focus on the ion implantation market and we believe that Lam Research, already a leader in dry-strip, is the best company to utilize its existing dry-strip products to provide both Axcelis and Lam customers with continued access to superior dry-strip technology.”

The semiconductor industry is facing a challenging environment of technology inflection points across multiple device types occurring over the next several years. “Given the high level of technical and economic challenges across the industry, partnerships and collaboration between companies with complementary technologies can add meaningful value to customers by delivering better solutions, faster,” said Martin Anstice, president and CEO of Lam Research. “Lam is focused on developing collaboration activity throughout the industry ecosystem to leverage its broad resources, solid industry relationships, and deep technical expertise to help customers realize greater value from their investments.”

About Axcelis:

Axcelis (NASDAQ: ACLS), headquartered in Beverly, Mass., provides innovative, high-productivity solutions for the semiconductor industry. Axcelis is dedicated to developing enabling process applications through the design, manufacture, and complete life cycle support of ion implantation systems. The Company’s Internet address is: www.axcelis.com.

About Lam Research:

Lam Research Corporation is a major supplier of innovative wafer fabrication equipment and services to the worldwide semiconductor industry. For more than 30 years, the Company has driven continuous improvements in chip performance, power consumption, and cost, contributing to the global proliferation of smartphones, computers, tablets, and other electronic products. Lam Research has been the leading supplier of high-throughput plasma etch equipment for more than a decade and expanded its product offerings in 2008 to include single-wafer clean systems. The Company added thin-film deposition and wafer surface preparation technologies to its product portfolio in 2012 with the acquisition of Novellus Systems, Inc. Headquartered in Fremont, Calif., Lam Research maintains a global network of service facilities throughout North America, Asia, and Europe to rapidly meet the needs of its global customer base. It is an S&P 500® company and NASDAQ-100® company whose common stock trades on the NASDAQ Global Select MarketSM under the symbol LRCX. For more information, please visit http://www.lamresearch.com.

Caution Regarding Forward-Looking Statements

This announcement contains, or may contain, “forward-looking statements” concerning Lam Research and Axcelis, which are subject to the safe-harbor provisions created by the Private Securities Litigation Reform Act of 1995. Generally, the words “believe,” “will,” “may,” and other future-oriented terms identify forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the expected benefits of the collaboration, Lam Research’s ability to strengthen its technology offerings, the ability of certain technologies to achieve improved performance, future industry developments and trends, the statements set forth in the CEO quotes, and any assumptions underlying any of the foregoing statements.

These forward-looking statements are based upon the current beliefs and expectations of the management of Lam Research and Axcelis and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Lam Research’s and Axcelis’ ability to control or estimate precisely and include, without limitation: the ability to realize expected benefits from the collaboration to the extent anticipated; the potential impact to customer, supplier, employee, and other relationships caused by the announcement; customer requirements and the ability to satisfy those requirements; and other risks and uncertainties, including those detailed from time-to-time in Lam Research’s and Axcelis’ periodic reports (whether under the caption “Risk Factors” or “Forward Looking Statements” or elsewhere). Neither Lam Research nor Axcelis can give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither Lam Research nor Axcelis nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

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